Exhibit 21.1

                               Dynex Capital, Inc.
                          List of Consolidated Entities
                             As of December 31, 2003




Dynex Commercial Services, Inc.
Dynex Securities, Inc.
GLS Capital Services, Inc.
     GLS Development, Inc.
SMFC Funding Corporation
MSC I L.P.
Issuer Holding Corp.
     Commercial Capital Access One, Inc.
     Resource Finance Co. One
       Resource Finance Co. Two
       ND Holding Co.
                          Merit Securities Corporation
                      Financial Asset Securitization, Inc.
     GLS Capital, Inc.
       GLS Properties, LLC
       Allegheny Commercial Properties I, LLC
       Allegheny Income Properties I, LLC
       Allegheny Special Properties, LLC
     GLS Capital Services - Marlborough, Inc.
     GLS Capital - Cuyahoga, Inc.
       GLS-Cuyahoga Lien Pool One, Inc.
     SHF Corp.





NOTE: All companies were incorporated in Virginia except for GLS Properties, LLC, Allegheny Commercial Properties I, LLC, Allegheny Income Properties I, LLC, and Allegheny Special Properties, LLC (Pennsylvania).